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                                                                   Exhibit 10.24

                                    AGREEMENT

     This Agreement (the "AGREEMENT") is made and entered into as of March 31, 2006, among ImaRx Therapeutics, Inc., a Delaware corporation (the "COMPANY"), Edson Moore Healthcare Ventures, Inc., a Delaware corporation ("EMHV"), and John
A. Moore ("MOORE", together with the Company and EMHV, the "PARTIES").

     WHEREAS, EMHV has previously performed financial consulting services for the Company without receiving compensation (the "PAST CONSULTING SERVICES");

     WHEREAS, the Company deems it in the best interests of the Company and its stockholders to engage EMHV to perform various financial consulting services, on an as-needed basis (up to a maximum of 5 hours per month), for a period of two
(2) years after the date hereof (the "FUTURE CONSULTING SERVICES," together with the Past Consulting Services, the "CONSULTING SERVICES");

     WHEREAS, EMHV desires to perform ongoing financial consulting services for the Company;

     WHEREAS, the Company desires to offer and sell (such issuance, the "SERIES F FINANCING"), for aggregate gross proceeds of up to $25,000,000, shares of the Company's newly designated Series F Preferred Stock ("SERIES F PREFERRED"), having an aggregate liquidation preference of up to $25,000,000 which shall be senior to the Company's Series B Preferred Stock and Series C Preferred Stock and shall have the terms set forth in the Restated Certificate (as defined below);

     WHEREAS, the Company desires to amend and restate the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "CURRENT CERTIFICATE"), to authorize and designate the Series F Preferred and to amend certain provisions relating to the Board of Directors, as set forth in the attached Fourth Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE");

     WHEREAS, Sections 4(B)(3)(c) and 4(B)(3)(d) of each of the Current Certificate and the Restated Certificate provide that the Company shall not without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock and the Series C Preferred Stock
(i) amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or Series C Preferred Stock or any holder thereof (including by creating any additional classes or series of preferred stock with a liquidation preference dividend or other rights senior or pari passu to the Series B Preferred Stock or the Series C Preferred Stock); or (ii) change the rights of the holders of Series B Preferred Stock or Series C Preferred Stock in any other respect (collectively, the "PROTECTIVE PROVISIONS").

     WHEREAS, EMHV desires to facilitate the consummation of the Series F Financing;

     WHEREAS, Moore has a fifty percent (50%) ownership interest in EMHV;

     WHEREAS, Moore has served on the Company's Board of Directors since September 30, 2002 and wishes to resign from such position;


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     WHEREAS, pursuant to an Executive Employment Agreement (the "EMPLOYMENT
AGREEMENT"), dated as of February 18, 2004 by and between Moore and the Company, Moore was granted 250,000 options to purchase the Company's common stock (the "OPTIONS"), all of which options are fully vested as of the date hereof; and

     WHEREAS, Moore's Employment Agreement terminated on February 18, 2006.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                          AGREEMENTS PERTAINING TO EMHV

EMHV CONSULTING AGREEMENT

     1. The Company shall pay to EMHV (i) Two Hundred Fifty Thousand Dollars (US$250,000) as compensation for the Consulting Services and (ii) in the case that the gross proceeds from the issuance of all shares of Series F Preferred issued by the Company exceeds Twenty-Five Million Dollars (US$25,000,000), an additional Fifty Thousand Dollars (US$50,000), which amounts are acknowledged, by EMHV to be fair and reasonable consideration for rendering of the Consulting Services, and shall not be subject to offset, recoupment or refund for any reason. Payment of the initial US$250,000 shall be made within one (1) business day of the date hereof and the subsequent US$50,000, if applicable, shall be made within one (1) business day of the date upon which the proceeds received by the Company from the issuance of all shares of Series F Preferred issued by the Company exceeds US$25,000,000. All such payments shall be paid, by wire transfer, to the wire transfer instructions attached hereto, unless written notice containing other payment instructions is provided by EMHV.

WAIVER OF PROTECTIVE PROVISIONS

     2. EMHV does hereby irrevocably approve and consent to the issuance by the Company of the Series F Preferred.

NON-DISPARAGEMENT

     3. The Company and EMHV covenant and agree that neither will make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the other.


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MATERIAL NON-PUBLIC INFORMATION

     4. Without the prior written consent of EMHV, the Company shall not, at any time after the date upon which any class of the Company stock is traded upon any national stock exchange or quoted on NASDAQ, provide any material non-public information concerning the Company to EMHV and/or any of its shareholders, members, officers, directors or employees in the course of EMHV performing the Consulting Services or otherwise.

                       AGREEMENTS PERTAINING TO JOHN MOORE

RESIGNATION FROM BOARD

     1. As of the date hereof, Moore hereby resigns any and all positions he holds as a director of the Company.

EXTENSION OF OPTION EXERCISE PERIOD

     2. Notwithstanding anything in the Employment Agreement or agreement evidencing the Options to the contrary, (i) all options granted to Moore by the Company are fully vested and exercisable as of the date hereof, and (ii) if not otherwise exercised, the Options shall terminate on date that is ninety (90) days following the second anniversary of the date hereof.

NON-DISPARAGEMENT

     3. The Company and Moore covenant and agree that neither will make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the other.

MATERIAL NON-PUBLIC INFORMATION

     4. Without the prior written consent of Moore, the Company shall not, at any time after the date upon which any class of the Company stock is traded upon any national stock exchange or quoted on NASDAQ, provide any material non-public information concerning the Company to Moore in the course of the Moore performing any Consulting Services or otherwise


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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                        IMARX THERAPEUTICS, INC.


                                        By: /s/ Evan Unger
                                            ------------------------------------
                                            Evan Unger, M.D.
                                            Chief Executive Officer

EDSON MOORE HEALTH CARE VENTURES, INC.


By: /s/ John A. Moore
    ---------------------------------
    John A. Moore, President


/s/ John A. Moore
-------------------------------------
JOHN A. MOORE


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